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                                                                    EXHIBIT 99.4

                           REVOCABLE PROXY OF HOLDERS
                                OF CLASS A STOCK

                          DATEK ONLINE HOLDINGS CORP.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                DATEK ONLINE HOLDINGS CORP. FOR USE ONLY AT THE
                  SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                          , 2002 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby authorizes each member of the Board of Directors of Datek Online Holdings Corp. (the "Company"), or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at
              , on                ,         , 2002, at a.m., Eastern Daylight
Time and at any postponement or adjournment of said meeting and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof.

Please indicate your proposal selection by firmly placing an "X" in the appropriate numbered box with blue or black ink only.

Place "X" here if you plan to attend and vote your shares at the meeting [ ]

Proposals

         1. To adopt the Amended and Restated Agreement and Plan of Merger, dated as of May 16, 2002, by and between Datek Online Holdings Corp., Ameritrade Holding Corporation, Arrow Stock Holding Corporation, Arrow Merger Corp. and Dart Merger Corp. and the transactions that it contemplates.

                  [ ] For           [ ] Against                  [ ] Abstain

         2. To vote, in its discretion, upon any other business that may properly come before the Special Meeting or any postponement or adjournment thereof. Management is not aware of any other matters that should come before the Special Meeting.

                  [ ] For           [ ] Against                  [ ] Abstain

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER.

         This proxy is revocable and the undersigned may revoke it at any time prior to the Special Meeting by giving written notice of such revocation to the Secretary of the Company prior to the meeting or by delivering to the Secretary of the Company prior to the meeting a later-dated proxy. Should the undersigned be present and want to vote in person at the Special Meeting, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Stockholders of the Company called for , 2002 and the Proxy Statement for the Special Meeting prior to the signing of this proxy.

                                            /   /
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Signature(s)                                     Date

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership or LLC, please sign in firm name by authorized partner or member.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.